UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

TAKE TWO INTERACTIVE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY	10012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 536-2842

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 29, 2006, Grover C. Brown, Esq. was appointed to the Registrant’s Board of Directors. He has also been appointed to the recently established Special Litigation Committee of the Board, whose other members are John Levy and Michael Malone.

Mr. Brown, a former judge, has been special counsel at the law firm of Gordon, Fournaris & Mammarella, P.A. since March 2000. Previously, Mr. Brown was Partner at the law firm of Morris, James, Hitchens & Williams from 1985 to 2000.

Mr. Brown served as Chancellor and Vice Chancellor of the Delaware Court of Chancery from 1973 until 1985 and was a Family Court Judge for the State of Delaware prior to that time. Mr. Brown is admitted to practice before the Federal District Courts in Delaware and the District of Columbia, and the United States Court of Appeals for the Third Circuit. He received his law degree from The George Washington University and is a member of the American Bar and Delaware Bar Associations.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 29, 2006 the Registrant amended Article III, Section 1 of its Bylaws to increase the maximum number of directors that constitute the Registrant’s whole Board of Directors from eight to nine.

9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3(ii) Amendment dated March 29, 2006 to the Registrant’s Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC. (Registrant)

Date: March 30 , 2006	By:	/s/ Karl H. Winters
Name: Karl H. Winters
Title: Chief Financial Officer